SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2003

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

(720) 283-6120

(Registrant’s telephone number, including area code)

ITEM 5. Other Events
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signatures
Exhibit Index
EX-5.01 Legality Opinion of Morrison&Foerster LLP
EX-8.01 Tax Opinion of Morrison & Foerster LLP
EX-99.01 Sales Agreement

ITEM 5. Other Events

     On July 3, 2003, United Dominion Realty Trust, Inc. (the “Company”) entered into a Sales Agreement dated July 3, 2003 (the “Sales Agreement”) with Cantor Fitzgerald & Co., pursuant to which the Company may issue and sell from time to time up to a total of 5,000,000 shares of the Company’s common stock, $1.00 par value per share. Subject to the terms of the Sales Agreement, Cantor Fitzgerald & Co. will serve as the Company’s agent in connection with such sales. The Sales Agreement is attached hereto and incorporated herein by reference as Exhibit 99.01. Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the shares of common stock which may be issued pursuant to the Sales Agreement. The legality opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

99.01	Sales Agreement dated July 3, 2003 between the Company and Cantor Fitzgerald & Co.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: July 3, 2003	By:	/s/ Christopher D. Genry Christopher D. Genry Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

99.01	Sales Agreement dated July 3, 2003 between the Company and Cantor Fitzgerald & Co.